IDEANOMICS
DIGITIZING TOMORROW

Empowering the New Economy

Q2 2020 Earnings Summary

NASDAQ: IDEX

August 10, 2020

Disclosure and Forward-looking Statements

This presentation contains certain statements that may include 'forward looking statements' within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are 'forward-looking statements.' Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation.

The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

The financial information and data contained in this presentation is unaudited and does not conform to the Securities and Exchange Commission's Regulation S-X. This presentation includes certain estimated financial information and forecasts that are not derived in accordance with generally accepted accounting principles (GAAP), and which may be deemed to be non-GAAP financial measures within the meaning of Registration G promulgated by the Securities and Exchange Commission.

The Recipient acknowledges that US securities laws prohibit any Person who has received from an issuer any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.



Business Review

Milestones Achieved in Q2 2020

Building a Solid Foundation for Future Growth

- Reduced our debt by ~50%
- Cash as of June 30, 2020 ~$36.4M*
- Momentum in MEG revenue growth
- Soft opened the MEG Center in Qingdao
- Established Medici Motor Works (MMW)
- Created pathway to electricity sales



Revenue Opportunities for Ideanomics

Commercial EV Sales

- EV Sales
- EV Sales with lease-financing funds
- MEG Center in Qingdao
- Ex-China sales (E.g. Treeletrik)

Expected Fees Derived from Group Purchasing of Commercial Vehicles*

Trucks, Specialty Vehicles	Buses	Taxis	Delivery
6-8%	6-15%	2-4%	2-15%

Expected Fees Derived from Selling Energy

Charging Stations (Revenue Share Model)	Pre-paid Wholesale Electricity
100bps - 5%	Spread on markup

Electricity Sales

- Pre-paid sales to fleet operators
- Sales to EV charging stations
- Sales to 5G towers
- 4-in-1 Energy Card (with China UnionPay)

* The dollar value of the commissions earned is dependent on the government subsidy program in place at the time the order is completed.

Financial Review

Q2 2020 Financial Highlights

- Reported the largest revenues to date from MEG
- Finished the quarter with $36 million in cash
- Reduced the principal value of convertible debt by almost $12 million
- Removed the Going Concern qualification from our financial statements
- Continued to reduce our operating cost base through rationalization of the Company's office leases

Q2 2020 Earnings Summary (USD, 000s)

(in USD, 000s)	Q2 2019	Q1 2020	Q2 2020*	Δ% YoY
Revenues	$14,454	$378	**$4,692**	(68)%
Gross Profit	$13,738	$44	**$255**	(98)%
Operating Expenses	$8,024	$9,479	**$16,524**	106%
Operating Margin	56%	n/m	**n/m**	
EPS – Diluted	$0.05	$(0.08)	**$(0.15)**	

n/m = Not Meaningful

* Q2 2020 operating expenses of $16.5M includes a non-cash impairment charge of $6.2M.

6 Months 2020 Consolidated Statement of Cash Flows

six months ended	June 30, 2020	June 30, 2019
Net cash used in operating activities	(10,390)	(5,888)
Net cash used in investing activities	(1,879)	(2,249)
Net cash provided by financing activities	45,737	6,087
Effect of exchange rate changes on cash	283	4
Net increase/(decrease) in cash and cash equivalents	33,751	(2,046)
Cash and cash equivalents at beginning of period	2,633	3,106
Cash and cash equivalents at end of period	**36,384**	**1,060**

THANK YOU

Alf Poor / CEO
apoor@ideanomics.com

Conor McCarthy / CFO
cmccarthy@ideanomics.com

Tony Sklar / VP Communications
tsklar@ideanomics.com

55 Broadway
19th Floor
New York, NY 10006
Ideanomics.com
NASDAQ: IDEX

IDEANOMICS
DIGITIZING TOMORROW